Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,177,900
Unrealized Gain (Loss) on Market Value of Futures	908,360
Dividend Income	15,011
Interest Income	57,913
ETF Transaction Fees	1,400
Total Income (Loss)	$7,160,584

Expenses
General Partner Management Fees	$65,054
Professional Fees	15,994
Brokerage Commissions	13,241
Non-interested Directors' Fees and Expenses	682
Prepaid Insurance Expense	470
Total Expenses	95,441
Expense Waiver	(17,377)
Net Expenses	$78,064
Net Income (Loss)	$7,082,520

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17	$115,404,542
Withdrawals (1,550,000 Shares)	(19,962,071)
Net Income (Loss)	7,082,520

Net Asset Value End of Month	$102,524,991
Net Asset Value Per Share (7,350,000 Shares)	$13.95

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612